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                                                                     Exhibit 3.1
                                    AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         RIO VISTA ENERGY PARTNERS L.P.



1.       The name of the Limited Partnership is RIO VISTA ENERGY PARTNERS L.P.

2.       The address of the General Partner is hereby changed to:

                          820 GESSNER ROAD, SUITE 1285
                                HOUSTON, TX 77024


         It is declared that the undersigned General Partner executed this Amendment to Certificate of Limited Partnership as its act and deed.

         Dated as of September 17, 2003


                                      RIO VISTA GP LLC,
                                      the sole general partner




                                      By:  /s/ Ian T. Bothwell
                                           --------------------------------
                                           Ian T. Bothwell, Treasurer
                                           Authorized Officer
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                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         RIO VISTA ENERGY PARTNERS L.P.

         This Certificate of Limited Partnership of Rio Vista Energy Partners L.P. (the "Partnership") is being duly executed and filed by Rio Vista GP LLC, a Delaware limited liability company, as the sole general partner, to form a limited partnership under Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.

1.       Name.  The name of the Partnership is Rio Vista Energy Partners L.P.

2. Registered Office. The address of the Partnership's registered office is 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901.

3. Registered Agent. The name and address of the registered agent of the Partnership for service of process are Capitol Services, Inc., 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901.

4. General Partner. The name, mailing address and street address of the business of the general partner of the Partnership are:

                           Rio Vista GP LLC
                           77-530 Enfield Lane, Building D
                           Palm Desert, CA 92211

5. Certificated Nature of the Limited Partnership Interests. All partnership interests in the Partnership are securities governed by
         Article 8 and all other provisions of the Uniform Commercial Code as adopted and amended in the State of Delaware and any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (the "UCC"), and pursuant to the terms of Section 8-103 of the UCC, such partnership interests shall be "securities" for all purposes of such
         Article 8 and under all other provisions of the UCC.

Executed effective as of the 10th day of July, 2003.

                                     RIO VISTA GP LLC,
                                     the sole general partner


                                     By: /s/ Richard Shore, Jr.
                                         --------------------------------
                                         Richard Shore, Jr., President